Exhibit 99.1

GeoMet Announces Second Quarter 2007 Results

Houston, Texas – August 13, 2007—GeoMet, Inc. (NASDAQ: GMET) (“GeoMet” or the “Company”) announced today its financial and operating results for the second quarter and six months ended June 30, 2007.

Second Quarter 2007 Financial Results

For the quarter ended June 30, 2007, GeoMet recorded net income of $3.0 million or $0.08 per fully diluted share as compared to net income of $2.3 million, or $0.07 per fully diluted share for the same period in 2006. During both periods, net income was impacted by unrealized gains from the change in the market value of its derivative contracts. In the current quarter, the Company experienced an unrealized gain from such derivative contracts of $1.9 million ($1.2 million after income taxes) as compared to a unrealized gain of $1.4 million ($.8 million after income taxes) for the same period in 2006.

EBITDA was $8.5 million for the quarter as compared to $6.4 million in the same period of 2006. Adjusted EBITDA for the quarter increased 31% to $6.7 million compared to $5.1 million for the prior year period. EBITDA and Adjusted EBITDA are non-GAAP measures. See the accompanying table for a reconciliation of net income to EBITDA and of EBITDA to Adjusted EBITDA.

Net gas sales volumes for the quarter were 19.4 MMcf per day, an 18% increase compared to the second quarter of 2006. Average natural gas prices, adjusted for realized hedging gains, were $7.66 per Mcf during the second quarter 2007 versus $7.10 per Mcf for the same period in 2006. Excluding the impact of hedging, average natural gas prices during the quarter were $7.63 per Mcf as compared to the prior year period average of $6.81 per Mcf.

Capital expenditures incurred during the quarter ended June 30, 2007 were $12.3 million, compared to $23.5 million for the prior year period.

Six Months Ended June 30, 2007 Financial Results

For the six months ended June 30, 2007, GeoMet recorded net income of $2.0 million or $0.05 per fully diluted share as compared to net income of $9.5 million, or $0.28 per fully diluted share for the same period in 2006. During both periods, net income was impacted by unrealized gains or losses from the change in the market value of its derivative contracts. In the current period, the Company experienced an unrealized loss from such derivative contracts of $2.7 million ($1.5 million after income taxes) as compared to a unrealized gain of $10.4 million ($5.9 million after income taxes) for the same period in 2006.

EBITDA was $9.9 million for the six months ended June 30, 2007 as compared to $21.9 million in the same period of 2006. Adjusted EBITDA for the six months increased 10% to $12.9 million as compared to $11.7 million for the prior year period. EBITDA and Adjusted EBITDA are non-GAAP measures. See the accompanying table for a reconciliation of net income to EBITDA and of EBITDA to Adjusted EBITDA.

Net gas sales volumes for the first half of 2007 were 19.2 MMcf per day, a 22% increase compared to the first half of 2006. Average natural gas prices, adjusted for realized hedging gains or losses, were $7.67 per Mcf during the six months ended June 30, 2007 versus $7.84 per Mcf for the same period in 2006. Excluding the impact of hedging, average natural gas prices for the first six months of 2007 decreased to $7.29 per Mcf as compared to the prior year period average of $7.89 per Mcf.

Capital expenditures incurred during the first half of 2007 were $30.1 million, compared to $37.6 million for the prior year period.

Conference Call Information

GeoMet will hold its quarterly conference call to discuss second quarter 2007 results on Tuesday, August 14, 2007 at 3:30 p.m. Central Time. To participate, dial (888) 571-8168 a few minutes before the call begins. Please reference GeoMet Inc. conference ID 12098302. The call will also be broadcast live over the Internet from the Company’s website at www.geometinc.com. A replay of the conference call will be available approximately two hours after the end of the call through Friday, August 17, 2007. To access the replay, dial (800) 642-1687 and reference conference ID 12098302. In addition, the webcast will also be archived on the Company’s website.

About GeoMet, Inc.

GeoMet, Inc. is an independent energy company engaged in the exploration for and development and production of natural gas from coal seams (“coalbed methane” or “CBM”). Our principal operations and producing properties are located in the Cahaba Basin in Alabama and the Central Appalachian Basin in West Virginia and Virginia. We also control additional coalbed methane and oil and gas development rights, principally in Alabama, British Columbia, Colorado, Louisiana, Virginia, and West Virginia.

For more information please contact Stephen M. Smith at (713) 287-2251 or ssmith@geometcbm.com or visit our website at www.geometinc.com.

Forward Looking Statements Notice

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the Securities and Exchange Commission. GeoMet undertakes no duty to update or revise these forward-looking statements.

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Second Quarter 2007 Financial Schedules

GEOMET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues:
Gas sales	$13,439	$10,139	$25,287	$22,451
Gas marketing	8,901	—	17,444	—
Other fees and other	324	—	616	—

Total Revenues	22,664	10,139	43,347	22,451
Expenses:
Purchased gas	8,796	—	17,228	—

Total production expenses	5,097	4,124	10,259	8,310

Depreciation, depletion and amortization	2,265	1,746	4,341	3,581

Research and development	—	29	—	98

General and administrative	2,227	1,436	4,504	2,456

Realized (gains) losses on derivative contracts	(50)	(439)	(1,297)	156

Unrealized (gains) losses on derivative contracts	(1,861)	(1,371)	2,713	(10,445)

Total operating expenses	16,474	5,525	37,748	4,156

Income from operations	6,190	4,614	5,599	18,295

Other expenses & interest, net	(1,238)	(727)	(2,135)	(1,593)

Income tax expense	1,953	1,596	1,491	7,248

Net income	$2,999	$2,291	$1,973	$9,454

Net income per share—basic	$0.08	$0.07	$0.05	$0.29

Net income per share—diluted	$0.08	$0.07	$0.05	$0.28

Weighted average shares outstanding—basic	38,710	32,711	38,704	32,212

Weighted average shares outstanding—diluted:	39,401	33,702	39,386	33,297

GEOMET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2007	December 31, 2006
Assets:
Current assets	$14,342	$17,316
Properties and equipment, net	343,417	315,873
Other assets	956	2,006

Total assets	$358,715	$335,195

Liabilities and stockholders’ equity
Current liabilities	$15,841	$18,940
Long-term debt	81,301	60,832
Other long-term liabilities	47,848	45,415

Total liabilities	144,990	125,187
Total stockholders’ equity	213,725	210,008

Total liabilities and stockholders’ equity	$358,715	$335,195

GEOMET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2007	2006
Net cash provided by operating activities	$10,819	$16,495

Net cash used in investing activities	(29,996)	(34,508)

Net cash provided by financing activities	20,572	18,424

Effect of exchange rates changes on cash	28	(43)

Increase in cash and cash equivalents	1,423	368

Cash and cash equivalents at beginning of period	1,414	615

Cash and cash equivalents at end of period	$2,837	$983

GeoMet, Inc.

Reconciliation of EBITDA and ADJUSTED EBITDA to NET INCOME

($000)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net Income	$2,999	$2,291	$1,973	$9,454

Add: Interest expense, net of interest income and amounts capitalized	1,242	758	2,111	1,611

Add (Deduct): Other expense (income) loss	(4)	(31)	25	(18)

Add (Deduct): Expense (benefit) for income taxes	1,953	1,596	1,491	7,248

Add: Depreciation, depletion and amortization	2,266	1,747	4,341	3,580

EBITDA	8,456	6,361	9,940	21,875

Add (Deduct): Unrealized losses (gains) on derivative contracts	(1,861)	(1,371)	2,713	(10,445)

Add: Stock based compensation	82	95	163	198

Add: Accretion expense	52	39	103	76

Adjusted EBITDA	$6,729	$5,124	$12,919	$11,704

The table above reconciles net income to EBITDA and ADJUSTED EBITDA. EBITDA is defined as net income before net interest expense, other non-operating income or losses, income taxes, depreciation, depletion and amortization, and minority interest. ADJUSTED EBITDA is defined as EBITDA before unrealized losses (gains) on derivative contracts, stock-based compensation and accretion expense. Although EBITDA and ADJUSTED EBITDA are not measures of performance calculated in accordance with generally accepted accounting principles (GAAP), management believes that it is useful to Geomet and to an investor in evaluating our company because it is a widely used measure to evaluate a company's operating performance.

GEOMET, INC.

OPERATING STATISTICS

	Three Months Ended June 30,		YTD Ended June 30,
	2007	2006	2007	2006
Net Sales Volume

Total (Bcf)	1.8	1.5	3.5	2.8

Daily Average (Mcf)	19,352	16,363	19,154	15,721

Average natural gas price	$7.63	$6.81	$7.29	$7.89

Differential to NYMEX (1)	$0.08	$0.03	$0.12	$0.07

Average natural gas price—realized (2)	$7.66	$7.10	$7.67	$7.84

Expenses: ($ per Mcf)

Lease operating costs	$1.94	$1.90	$1.96	$1.99

Transportation costs	$0.37	$0.38	$0.43	$0.37

Compression costs	$0.40	$0.33	$0.40	$0.38

Production taxes	$0.18	$0.16	$0.17	$0.18

Total Production Costs	$2.89	$2.77	$2.96	$2.92

(1) The difference between the average natural gas price for the period, before the impact of hedging, and the final average settlement price for natural gas contracts on the NewYork Mercantile Exchange (“NYMEX”) for each month during the applicable period weighted by gas sales volumes

(2) Average realized price includes the effects of realized gains or losses on derivative contracts

GEOMET, INC.

OPERATING STATISTICS

Pond Creek Field

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net Sales Volume

Total (Bcf)	1.1	0.9	2.2	1.8

Daily Average (Mcf)	12,194	10,034	12,023	9,849

Expenses: ($ per Mcf)

Lease operating costs	$1.72	$1.44	$1.70	$1.51

Transportation costs	$0.58	$0.62	$0.69	$0.59

Compression costs	$0.43	$0.34	$0.40	$0.41

Production taxes	$0.01	$0.02	$0.02	$0.02

Total Production Costs	$2.74	$2.42	$2.81	$2.53

GEOMET, INC. OPERATING STATISTICS Gurnee Field
	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net Sales Volume

Total (Bcf)	0.5	0.5	1.1	0.8

Daily Average (Mcf)	6,019	5,131	6,010	4,635

Expenses: ($ per Mcf)

Lease operating costs	$2.75	$3.26	$2.84	$3.55

Transportation costs	$—	$—	$—	$—

Compression costs	$0.40	$0.37	$0.43	$0.42

Production taxes	$0.47	$0.38	$0.44	$0.44

Total Production Costs	$3.62	$4.01	$3.71	$4.41

Geomet, Inc.

Consolidated Hedge Position

As of June 30, 2007

			Weighted Average Price per MMBtu
Period	Type	Volume MMBtu	Cap	Floor	Protection *

July—October 2007	3 Way Collar	984,000	$10.50	$7.38	$1.63

Winter 2007 / 2008	3 Way Collar	1,216,000	$14.80	$9.00	$3.00

Summer 2008	3 Way Collar	1,712,000	$10.50	$7.00	$2.00

July—October 2007	Traditional Collar	492,000	$9.75	$7.50	n/a

Winter 2007 / 2008	Traditional Collar	608,000	$11.25	$8.25	n/a

Summer- April through October

Winter- November through March

*	Protection is the difference between the Floor (a bought put) and the Floor Phase-out (a sold put). This protection remains a constant and fixed price enhancement as prices decline below the Floor Phase-out.